Filed Pursuant to Rule 424(b)(7)

Registration No. 333-253236

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,297,209(1)	$40.09(2)	$132,185,108.81(2)	$14,421.40

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminable number of shares of common stock as may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low sales prices of the common stock on the New York Stock Exchange on February 12, 2021.

Prospectus supplement

(To prospectus dated February 18, 2021)

3,297,209 Shares

Colfax Corporation

Common Stock

We are filing this prospectus supplement pursuant to the terms of certain registration rights agreements we have entered into with the selling stockholders named herein. All of the shares of common stock offered by this prospectus supplement may be sold from time to time by or on behalf of the selling stockholders named herein. The shares of common stock covered by this prospectus supplement may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. For more information with respect to the sale of shares of common stock offered by this prospectus supplement, see “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “CFX.” On February 12, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $40.77 per share.

Investing in our common stock involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is February 18, 2021.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, the selling stockholders have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the selling stockholders are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-13 of this prospectus supplement and page 1 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Colfax,” “we,” “us” and “our” refer to Colfax Corporation and its subsidiaries.

ABOUT THE COMPANY

We are a leading diversified technology company that provides fabrication technology and medical technology products and services to customers around the world principally under the ESAB and DJO brands. We have been built through a series of acquisitions, as well as organic growth, since our founding in 1995. We seek to build an enduring premier global enterprise by applying the Colfax Business System to continuously improve our company and pursue growth in revenues and improvements in profit and cash flow.

We were organized as a Delaware corporation in 1998. Our principal executive offices are located at Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701. Our telephone number is (301) 323-9000. Our corporate website address is www.colfaxcorp.com. Except for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves risks, including the risks described in the documents we incorporate by reference herein that are specific to our common stock and those that could affect us and our business, financial condition, results of operation or prospects, and could result in a partial or complete loss of your investment. You should not purchase shares of our common stock unless you understand these investment risks. Please be aware that other risks not presently known to us or that we currently deem immaterial may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should carefully consider and read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2020.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding: the impact of the novel coronavirus disease (“COVID-19”) global pandemic, including the actions by governments, businesses, and individuals in response to the situation, on the global and regional economies, financial markets, and overall demand for our products; projections of revenue, profit margins, expenses, tax provisions and tax rates, earnings or losses from operations, impact of foreign exchange rates, cash flows, pension and benefit obligations and funding requirements, synergies or other financial items; plans, strategies and objectives of management for future operations including statements relating to potential acquisitions, compensation plans or purchase commitments; developments, performance or industry or market rankings relating to products or services; future economic conditions or performance; the outcome of outstanding claims or legal proceedings including asbestos-related liabilities and insurance coverage litigation; potential gains and recoveries of costs; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “anticipate,” “should,” “would,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “targets,” “aims,” “seeks,” “sees,” and similar expressions. These statements are based on assumptions and assessments made by our management as of the filing of this prospectus supplement in light of their experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties and actual results could differ materially due to numerous factors, including, but not limited to the following:

•

risks related to the impact of the COVID-19 global pandemic, including actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response, delays and cancellations of medical procedures, supply chain disruptions, the impact on creditworthiness and financial viability of customers, and other impacts on our business and ability to execute business continuity plans;

•	changes in the general economy, as well as the cyclical nature of the markets we serve;

•	volatility in the commodity markets and certain commodity prices, including oil and steel due to economic disruptions from the COVID-19 pandemic and various geopolitical events;

•	our ability to identify, finance, acquire and successfully integrate attractive acquisition targets;

•	our exposure to unanticipated liabilities resulting from acquisitions;

•	our ability and the ability of our customers to access required capital at a reasonable cost;

•	our ability to accurately estimate the cost of or realize savings from our restructuring programs;

•	the amount of and our ability to estimate our asbestos-related liabilities;

•	the solvency of our insurers and the likelihood of their payment for asbestos-related costs;

•	material disruptions at any of our manufacturing facilities;

•	noncompliance with various laws and regulations associated with our international operations, including anti-bribery laws, export control regulations and sanctions and embargoes;

•	risks associated with our international operations, including risks from trade protection measures and other changes in trade relations;

•	risks associated with the representation of our employees by trade unions and work councils;

•	our exposure to product liability claims;

•	potential costs and liabilities associated with environmental, health and safety laws and regulations;

•	failure to maintain, protect and defend our intellectual property rights;

•	the loss of key members of our leadership team;

•	restrictions in our principal credit facility that may limit our flexibility in operating our business;

•	impairment in the value of intangible assets;

•	the funding requirements or obligations of our defined benefit pension plans and other post-retirement benefit plans;

•	significant movements in foreign currency exchange rates;

•	availability and cost of raw materials, parts and components used in our products;

•	new regulations and customer preferences reflecting an increased focus on environmental, social and governance issues, including new regulations related to the use of conflict minerals;

•	service interruptions, data corruption, cyber-based attacks or network security breaches affecting our information technology infrastructure;

•	risks arising from changes in technology;

•	the competitive environment in our industry;

•

changes in our tax rates, realizability of deferred tax assets, or exposure to additional income tax liabilities, including the effects of the COVID-19 global pandemic and the U.S. Tax Cuts and Jobs Act and the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”);

•	our ability to manage and grow our business and execution of our business and growth strategies;

•	the level of capital investment and expenditures by our customers in our strategic markets;

•	our financial performance;

•	difficulties and delays in integrating or fully realizing projected cost savings and benefits of our acquisitions; and

•	other risks and factors, listed in Item 1A. “Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2020.

The effects of the COVID-19 pandemic, including actions by governments, businesses and individuals in response to it, may give rise or contribute to or amplify the risks associated with many of these factors.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. These forward-looking statements speak only as of the date they are made. We do not assume any obligation and do not intend to update any forward- looking statement except as required by law. See Item 1A. “Risk Factors” in Part I our Annual Report on Form 10-K for the year ended December 31, 2020 for a further discussion regarding some of the factors that may cause actual results to differ materially from those that we anticipate.

SELLING STOCKHOLDERS

The following table sets forth the total number of shares of our common stock held by each selling stockholder as of the date of this prospectus supplement and the number of shares of our common stock of each selling stockholder offered by this prospectus supplement. The term “selling stockholder” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction. No estimate can be given as to the number of shares of our common stock that each selling stockholder will own after the sale of any shares under this prospectus supplement, because the selling stockholders may offer all, some or none of their respective shares.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that each beneficially owns, subject to applicable community property laws.

Name	Number of Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock Outstanding(2)	Number of Shares of Common Stock to Be Offered
Markel Corporation(3)	1,141,512	(4)	0.96%	1,085,070
Mitchell P. Rales(5)	9,237,859	(6)	7.79%	2,170,139
Steven M. Rales(7)	8,420,373	(8)	7.10%	42,000
Total	18,799,744		15.86%	3,297,209

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of the date of this prospectus supplement are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This information has been obtained from the selling stockholders, and we have not independently verified this information.

(2)	Based on 118,545,523 shares of common stock outstanding on February 12, 2021.
(3)	Thomas S. Gayner, a member of our board of directors (the “Board of Directors” or, the “Board”), is a Co-Chief Executive Officer of Markel Corporation (“Markel”).
(4)

Includes 50,000 shares beneficially owned by Markel Global Reinsurance Company, a wholly owned subsidiary of Markel and 6,442 shares beneficially owned by Evanston Insurance Company, a wholly owned subsidiary of Markel.

(5)	Mitchell P. Rales is Chairman of our Board of Directors.
(6)

Includes 910,507 shares of common stock held by Mr. Mitchell P. Rales’s Revocable Trust and IRA, 6,000,000 shares of common stock held by limited liability companies of which Mr. Mitchell P. Rales is the trustee of the sole member, 19,388 shares of common stock held by Capital Yield Corporation, of which Mr. Mitchell P. Rales and Mr. Steven M. Rales are the sole stockholders, 679,264 shares of common stock held by the

Mitchell P. Rales Family Trust, 28,700 shares of common stock held in trust for his daughters and 1,600,000 shares of common stock underlying tangible equity units (“TEUs”) that may be settled into shares of common stock by the holder at any time. The number of shares of common stock underlying Mr. Mitchell P. Rales’s TEUs is based on the amount that may be acquired if the prepaid stock purchase contracts were settled prior to the second scheduled trading day immediately preceding January 15, 2022. The actual number of shares of common stock the reporting person may acquire will depend on when the prepaid stock purchase contracts are settled. Mr. Mitchell P. Rales has sole voting power and sole dispositive power with respect to 7,618,471 shares of common stock and the 1,600,000 shares of common stock underlying TEUs, and shared voting power and shared dispositive power with respect to 19,388 shares of common stock. 6,000,000 shares of Colfax common stock are pledged to secure a line of credit. This entity and Mr. Mitchell P. Rales are in compliance with this line of credit. The business address of Mr. Mitchell P. Rales, and the limited liability company, is 11790 Glen Road, Potomac, MD 20854.
(7)	Steven M. Rales is the brother of Mitchell P. Rales.
(8)

Includes 8,400,985 shares of common stock held by Mr. Steven M. Rales’s Revocable Trust and 19,388 shares of common stock held by Capital Yield Corporation, of which Mr. Mitchell P. Rales and Mr. Steven M. Rales are the sole stockholders. Mr. Steven M. Rales has sole voting power and sole dispositive power with respect to 8,400,985 shares of common stock and shared voting power and shared dispositive power with respect to 19,388 shares of common stock. The business address of Steven M. Rales is 2200 Pennsylvania Avenue, N.W., Suite 800 W, Washington, D.C. 20037-1701.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

PLAN OF DISTRIBUTION

Resales by Selling Stockholders

We are registering the shares of common stock on behalf of the selling stockholders pursuant to the terms of registration rights agreements we entered into with each of Mitchell P. Rales, Steven M. Rales and Markel on January 24, 2012 in connection with the financing of our acquisition of Charter, which we filed with the SEC on January 30, 2012. Each of these registration rights agreements is incorporated herein by reference. Mitchell P. Rales, Steven M. Rales and Markel are collectively referred to herein as the “Investors.”

Any or all of the selling stockholders may offer the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all the shares of common stock they are allowed to sell under this prospectus supplement. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The term “selling stockholders” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.

Types of Sale Transactions

The selling stockholders may sell the shares of common stock offered by this prospectus supplement at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of shares of our common stock by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):

•	through the New York Stock Exchange or any other securities exchange that quotes the common stock;

•	in the over-the-counter market;

•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock;

•	in a combination of any of the above transactions; or

•	any other method permitted pursuant to applicable law.

Selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:

•

enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus supplement to close out its short positions or to close out stock loans incurred in connection with its short positions;

•

enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus supplement; or

•

loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus supplement.

Selling stockholders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:

•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of our common stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.

The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus supplement may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Instead of selling shares of common stock under this prospectus supplement, the selling stockholders may sell shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.

Regulation M

We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.

Indemnification

We have agreed to indemnify selling stockholders against certain liabilities arising under the Securities Act from sales of common stock. The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.

Effectiveness of Registration Statement

Under the registration rights agreements, we will use our reasonable best efforts to keep the registration statement of which this prospectus supplement is a part effective until the earlier of (1) the date as of which all of the registrable securities have been sold pursuant to the registration statement of which this prospectus supplement is a part or another registration statement filed under the Securities Act and (2) the date as of which all holders of registrable securities may sell their registrable securities under Rule 144 of the Securities Act without any limitation as to volume (or a holder can sell all of its registrable securities in a three-month period) or other restrictions on transfer under Rule 144.

We are permitted to suspend the use of this prospectus supplement not more than twice in any 12-month period if our Board of Directors has determined in good faith such use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing or any material transaction under consideration by us or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect us. Such suspensions shall be for a reasonable period of time not to exceed 90 days.

Expenses of this Offering

We have agreed to pay expenses incurred in connection with the registration and sale of the shares of common stock covered by this prospectus supplement, including, among other things, all registration and filing fees (including SEC, New York Stock Exchange and blue sky registration and filing fees), printing expenses, the fees and disbursements of our outside counsel and independent accountants, and the reasonable fees and disbursements of one counsel for each of the selling stockholders or their permitted transferees, but excluding any other expenses of the selling stockholders or underwriting commissions.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation (the “Certificate of Incorporation” and amended and restated bylaws (the “Bylaws”) are summaries and are qualified by reference to our Certificate of Incorporation and Bylaws.

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value per share. As of February 12, 2021, there were 118,545,523 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Subject to the rights of the holders of any series of preferred stock, the holders of shares of common stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of stockholders. Each stockholder may exercise its vote either in person or by proxy. Subject to any preferences to which holders of shares of preferred stock may be entitled, the holders of outstanding shares of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event that we liquidate, dissolve or wind up, the holders of outstanding shares of common stock are entitled to share ratably in all of our assets which are legally available for distribution to stockholders, subject to the prior rights on liquidation of creditors and to preferences, if any, to which holders of shares of preferred stock may be entitled. The holders of outstanding shares of common stock do not have any preemptive, subscription, redemption or sinking fund rights. The outstanding shares of common stock are, and upon issuance and sale as contemplated hereby the shares to be issued in the offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock, in one or more series and containing the rights, privileges and limitations, including dividend rights, voting rights, conversion privileges, redemption rights, liquidation rights or sinking fund rights, as may from time to time be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or other matters as the Board of Directors deems to be appropriate. In the event that any shares of preferred stock shall be issued, a certificate of designations, setting forth the series of the preferred stock and the relative rights, privileges and limitations with respect thereto, is required to be filed with the Secretary of State of the State of Delaware. The effect of having preferred stock authorized is that our Board of Directors alone, within the bounds of and subject to the federal securities laws and the Delaware General Corporation Law, may be able to authorize the issuance of preferred stock, which may adversely affect the voting and other rights of holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change in control of our company.

Registration Rights Agreements

On May 30, 2003, we entered into a registration rights agreement, as amended on February 18, 2013 with Mitchell P. Rales and Steven M. Rales (the “2003 Registration Rights Agreement”). On January 24, 2012, we entered into registration rights agreements with Mitchell P. Rales, Steven M. Rales and Markel in connection with the issuance and sale of (i) 2,170,139 shares of common stock to Mitchell P. Rales, (ii) 2,170,139 shares of common stock to Steven M. Rales and (iii) 1,085,070 shares of common stock to Markel (the “2012 Registration Rights Agreements,” and together with the 2003 Registration Rights Agreement, the “Registration Rights Agreements”). The Investors have registration rights with respect to these shares of common stock, to the extent still beneficially owned by each of the Investors, under the Registration Rights Agreements as follows:

Shelf Registration and Demand Registration

The Investors have shelf registration rights under the Registration Rights Agreements. Under the 2003 Registration Rights Agreement, holders of at least 30% of the registrable shares covered by the 2003 Registration Rights Agreement can, under certain conditions, request that we file up to two registration statements registering all or a portion of their registrable shares, provided that the net offering price for such registration is at least $5,000,000. Under the 2012 Registration Rights Agreements, we were required, no later than three months after January 24, 2012, to file a registration statement covering the resale of the registrable shares covered by the 2012 Registration Rights Agreements and to use reasonable best efforts to keep such a registration statement continuously effective. If we do not maintain the effectiveness of the shelf registration statement, the Investors each may require us to register the number of registrable securities beneficially owned by such Investors or any permitted transferees of registrable securities under the Securities Act, subject to certain limitations.

Piggyback Registration

If at any time we have determined to file a registration statement in connection with an offering of any of our equity securities, with certain exceptions, we will give the Investors notice of such registration and include in such registration all securities held by the Investor or any permitted transferee of registrable securities, included by such persons in a written request, subject to certain customary cut-backs.

Expenses

We will pay all fees and expenses in connection with the registration rights set forth above, including, under the 2012 Registration Rights Agreements, the reasonable fees or disbursements of one counsel for each of the Investors or their permitted transferees, as selling holders of the registrable securities, but excluding any other expenses of the selling holders or underwriting commissions.

Indemnification

Subject to certain qualifications and limitations, we will indemnify each of the Investors and any permitted transferees of registrable securities and their officers, directors, employees and each underwriter and certain related parties for losses they incur as a result of acts or omissions by us or our subsidiaries in connection with any such registration.

Registrable Shares of Common Stock

Shares cease to be registrable securities when (i) a registration statement with respect to the sale by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 under the Securities Act or are able to be sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A) without volume, manner of sale or notice limitations or requirements or (iii) they shall have ceased to be outstanding.

Anti-Takeover Provisions of Delaware General Corporation Law and our Certificate of Incorporation and Bylaws

Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•	before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include the following:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt we do not approve, even if a change in control would be beneficial to the interests of our stockholders.

Certificate of Incorporation and Bylaws Provisions

Number of Directors; Removal; Filling Vacancies

Our Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors constituting the entire Board of Directors will be fixed from time to time by action of not less than a majority of the directors then in office. The number may not be less than three or more than nine, unless approved by action of not less than two-thirds of the directors then in office. In addition, our Bylaws provide that, subject to any rights of holders of preferred stock, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board of Directors (and not by the stockholders unless there are no directors then in office), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Accordingly, the Board of Directors could prevent any stockholder from enlarging the Board and filling the new directorships with that stockholder’s own nominees.

Limitation on Special Meetings; No Stockholder Action by Written Consent

Our Certificate of Incorporation and our Bylaws provide that (subject to the rights, if any, of holders of any class or series of preferred stock then outstanding) (i) only the chairman of the Board or a majority of the Board of Directors will be able to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors; and (iii) stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the Board of Directors, except at an annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Bylaws establish an advance notice procedure for stockholders to nominate candidates for election as director, or to bring other business before an annual meeting of our stockholders.

This procedure provides that, subject to the rights of any holders of preferred stock, only persons who are nominated by or at the direction of the Board of Directors, any committee appointed by the Board of Directors, or by a stockholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The procedure provides that at an annual meeting only that business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors, any committee appointed by the Board of Directors, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring that business before the meeting. Under the procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting generally must be received by the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (although under certain circumstances the notice period may differ). A stockholder’s notice proposing to nominate a person for election as director must contain specific information about the nominating stockholder and the proposed nominee. A stockholder’s notice relating to the conduct of business other than the nomination of directors must contain specific information about the business and about the proposing stockholder. If the chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the procedure, the person will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

Although our Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, if the proper advance notice procedures are not followed, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us or our stockholders.

Limitation of Liability of Directors

Our Bylaws provide that we must indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services provided to us, which may include services in connection with takeover defense measures. These provisions may have the effect of preventing changes in our management.

Our Certificate of Incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or

•	any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our Bylaws require us to indemnify our directors and officers to the fullest extent not prohibited by Delaware law. We may decline to indemnify any director or executive officer in connection with any proceeding initiated by any director or executive officer or any proceeding by any director or executive officer against us or our directors, officers, employees or other agents, unless indemnification is expressly required to be made by law or the proceeding was authorized by our Board of Directors.

We have entered into agreements with our directors and certain of our executive officers to give the directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our Bylaws and to provide additional procedural protections.

Transfer Agent and Registrar

EQ Shareowner Services is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “CFX.”

VALIDITY OF THE COMMON STOCK

Gibson, Dunn & Crutcher LLP will pass upon the validity of the common stock.

EXPERTS

The consolidated financial statements of Colfax Corporation appearing in Colfax Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Colfax Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-253236) with respect to the shares of common stock offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

Statements contained in this prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or any prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make our annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, http://ir.colfaxcorp.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases and other material information about us is routinely posted on and accessible at http://ir.colfaxcorp.com. Additionally, the SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that are filed electronically with the SEC, accessible at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 18, 2021 (File No. 001-34045);

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2020 (File No. 001-34045);

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The description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A, filed with the SEC on May 5, 2008 (File No. 001-34045), registering our common stock pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-34045), including any and all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for the purpose of updating such description; and

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Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus supplement, if such person makes a written or oral request directed to:

Colfax Corporation

ATTN: Corporate Secretary

420 National Business Parkway, 5th Floor

Annapolis Junction, Maryland 20701

(301) 323-9000

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with other information.

PROSPECTUS

COLFAX CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “CFX.” The senior or subordinated debt securities, preferred stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our principal executive offices are located at 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701. Our telephone number is (301) 323-9000.

Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission as well as the risk factors and other information contained in the applicable prospectus supplement, any related free writing prospectus and in the documents we incorporate by reference into this prospectus or any applicable prospectus supplement. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 18, 2021

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or any prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make our annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, http://ir.colfaxcorp.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at http://ir.colfaxcorp.com. Additionally, the SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that are filed electronically with the SEC, accessible at http://www.sec.gov.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “registrant,” “we,” “us,” and “our” refer to Colfax Corporation and its subsidiaries.

ABOUT THE COMPANY

We are a leading diversified technology company that provides fabrication technology and medical technology products and services to customers around the world principally under the ESAB and DJO brands. We have been built through a series of acquisitions, as well as organic growth, since our founding in 1995. We seek to build an enduring premier global enterprise by applying the Colfax Business System to continuously improve our company and pursue growth in revenues and improvements in profit and cash flow.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 18, 2021 (File No. 001-34045);

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•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2020 (File No. 001-34045);

•

The description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A, filed with the SEC on May 5, 2008 (File No. 001-34045), registering our common stock pursuant to Section  12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-34045), including any and all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for the purpose of updating such description; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Colfax Corporation

ATTN: Corporate Secretary

420 National Business Parkway, 5th Floor

Annapolis Junction, Maryland 20701

(301) 323-9000

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with other information.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders. Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital and capital expenditures.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units that may be offered under this prospectus.

Any senior debt securities offered under this prospectus will be governed by a senior debt indenture, and any subordinated debt securities offered under this prospectus will be governed by a subordinated debt indenture. The forms of both indentures have been filed as exhibits hereto.

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PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution for the securities to be offered under the supplement. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

SELLING SECURITY HOLDERS

We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

VALIDITY OF THE SECURITIES

Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Colfax Corporation appearing in Colfax Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Colfax Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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3,297,209 Shares

Common Stock

Prospectus Supplement

February 18, 2021